Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Microwave Power, Inc.

Santa Clara, California

We have audited the accompanying balance sheets of Microwave Power, Inc. as of March 31, 2004 and 2003, and the related statements of operations and stockholders equity, and cash flows for the two years in the period ended March 31, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Microwave Power, inc. as of March 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended March 31, 2004 and 2003 in conformity with U.S. generally accepted accounting principles.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

June 24, 2004

Microwave Power, Inc.

Balance Sheet

	Year Ended March 31,
	2004	2003
Assets:
Current assets:
Cash and cash equivalents	$663,000	$390,000
Investments	500,000	—
Accounts receivable	63,000	169,000
Inventories	476,000	467,000
Total current assets	1,702,000	1,026,000

Property and equipment, at cost	777,000	780,000
Less: Accumulated depreciation	(437,000)	(411,000)
Property and equipment, net	340,000	369,000

Intangible assets:
Patents, net of accumulated amortization of $15,000 and $12,000 respectively	37,000	35,000
Long term investments	—	200,000
Total assets	$2,079,000	$1,630,000

Liabilities:
Current liabilities:
Accounts payable	$8,000	$11,000
Accrued vacation	42,000	45,000
Accrued income taxes	23,000	1,000
Other accrued liabilities	3,000	10,000
Total current liabilities	76,000	67,000

Deferred taxes, net	11,000	11,000
Total liabilities	87,000	78,000

Stockholders equity:
Preferred stock, no par value; 5,000,000 shares authorized; 5,000,000 shares issued and outstanding at March 31, 2004 and 2003.	866,000	866,000
Common stock, no par value; 20,000,000 shares authorized; 2,285,300 shares issued and outstanding at March 31, 2004 and 2003.	37,000	37,000
Treasury Stock; 800,000 shares	(54,000)	(54,000)
Retained earnings	1,143,000	703,000
Shareholders Equity	1,992,000	1,552,000
Total liabilities and stockholders equity	$2,079,000	$1,630,000

The accompanying notes are an integral part of these financial statements.

Microwave Power, Inc.

Statements of Operations

	Year Ended March 31,
	2004	2003

Net Sales	$1,757,000	$1,425,000
Cost of goods sold	533,000	550,000
Gross Profit	1,224,000	875,000

Operating expenses:
Selling, general & administrative	238,000	196,000
Research and development	111,000	92,000
Total operating expenses	349,000	288,000

Profit from operations	875,000	587,000

Other income (expense)	7,000	5,000
Profit before provision for income taxes	882,000	592,000

Provision for income taxes	347,000	226,000
Net Income	535,000	366,000

The accompanying notes are an integral part of these financial statements.

Microwave Power, Inc.

Statements of Stockholders Equity

For years ended March 31, 2003 and 2004

	Common Stock		Preferred Stock		Treasury Stock		Retained Earnings	Totals
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at March 31, 2002	2,285,300	$37,000	5,000,000	$866,000	800,000	$(54,000)	$385,000	$1,234,000

Net Income							366,000	366,000
Dividends on on preferred stock							(48,000)	(48,000)
Balance at March 31, 2003	2,285,300	$37,000	5,000,000	$866,000	800,000	$(54,000)	$703,000	$1,552,000

Net Income							535,000	535,000
Dividends on on preferred stock							(95,000)	(95,000)
Balance at March 31, 2004	2,285,300	$37,000	5,000,000	$866,000	800,000	$(54,000)	$1,143,000	$1,992,000

The accompanying notes are an integral part of these financial statements.

Microwave Power, Inc.

Statements of Cash Flows

	Year Ended March 31,
	2004	2003

Cash Flows from Operating Activities:
Net income	$535,000	$366,000

Depreciation and Amortization	46,000	46,000
Decrease (increase) in:
Accounts receivable	106,000	(22,000)
Inventories	(8,000)	(15,000)
Increase (decrease) in:
Accounts payable	(3,000)	—
Accrued income taxes	21,000	(79,000)
Accrued vacation	(3,000)	6,000
Accrued expenses	(7,000)	8,000

Net cash provided by operating activities	$687,000	$310,000

Cash Flows from Investing Activities:
Purchase of Investments	(300,000)	(200,000)
Purchase of property and equipment	(15,000)	(69,000)
Purchase of patents	(4,000)	(4,000)

Net cash provided by (used in) investing activities	(319,000)	$(273,000)

Cash Flows from Financing Activities:
Dividends on preferred stock	(95,000)	(48,000)

Net cash (used in) financing activities	(95,000)	$(48,000)

Net increase (decrease) in cash and cash equivalents	273,000	(11,000)
Cash and cash equivalents, beginning of year	390,000	401,000
Cash and cash equivalents, end of year	$663,000	$390,000

Supplemental disclosure of cash flow information:

Income taxes paid	$347,000	$226,000

Interest paid	$—	$—

The accompanying notes are an integral part of these financial statements.

Microwave Power, Inc.

Notes to the Financial Statements

Microwave Power Inc. (“the Company”, or “MPI”) designs, manufactures, and markets solid state microwave amplifiers operating in the frequency range from to 1 to 40 GHz with output power from 10 mW to 500 W. Its proprietary technology is designed for broadband and high power. Some typical applications include telecommunications, radar, simulators, transmitters and test instrumentation. Most of the units are available either rack mounted or as connectorized modules. Although the main business is in amplifiers, the Company expanded into related areas, such as linearizers.

The Company has developed a proprietary Monolithic Ceramic Circuits technology specifically optimized for power applications and has transferred to ceramic substrates many of the technological advances routinely used in the monolithic field (especially on silicon), such as all dry processing and plasma-deposited silicon nitride. The Company has also added a few key proprietary elements, such as solid via holes and air bridges. As a result, the hybrid approach has been modified to a semi-monolithic, miniaturized technology, most effective in power applications, but also applicable to multichip integration of monolithic circuits at certain power levels. One of the most characteristic features is the introduction of solid gold vias into the ceramic substrate. These vias, placed directly under the active devices and in other critical positions, act as effective heat sinks and low inductance ground connections.

The Company was incorporated in California in January 1986 and is based in Santa Clara, California.

Summary of Significant Accounting Policies

Cash and Cash Equivalents — For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Investments – The company accounts for investments in available for sale securities and long term certificates of deposit under SFAS 115 - “Accounting for certain investments in debt and equity securities.”

Accounts Receivable – Accounts receivable are due according to contractual terms and are stated at amounts due from customers. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the previous loss history, the customer’s ability to pay its obligation, and the condition of the general economy and industry as a whole. The Company considers all accounts receivable balances are fully collectible and therefore no provision for doubtful accounts has been made as of March 31, 2004 and 2003.

Inventories – Inventories are recorded at the lower of cost or market on a first in first out basis. The Company considers that no provision for slow moving or obsolete inventory was required for the years ending March 31, 2004 and 2003.

Property and equipment — Property and equipment is stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Laboratory Equipment	5	years
Office Furniture and Fixtures and Equipment	3-5	years
Building Improvements	31.5	years

Patents — Patents are valued as if they are being amortized over 17 years in accordance with FAS.142.

Research and Development — Research and development costs are expensed as incurred.

Revenue Recognition—The Company recognizes revenues once a persuasive evidence of an arrangement exists, there is a fixed sales price, the item has been delivered to the customer and the revenues are considered collectible.

Income Taxes — The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes.”  SFAS No. 109 requires a liability approach for measuring deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using enacted tax rates in effect when those differences are expected to reverse.

Fair Value of Financial Instruments — For certain Company financial instruments, including cash, accounts receivable, due from related parties, prepaid expenses and other current assets, accounts payable, and accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

Estimates — The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Advertising and Promotional Expenses — Advertising and promotional expenses are charged to expense as incurred and amounted to $14,000 and $3,000 for the years ended March 31 2004 and 2003 respectively.

NOTE 1 - CASH AND CASH EQUIVALENTS

The Company maintains cash balances at financial institutions located in California. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.  Uninsured balances aggregated to $1,065,804 and $506,569 at March 31, 2004 and 2003, respectively.

NOTE 2 - INVENTORY

Inventories consist of the following at March 31, 2004 and 2003:

	2004	2003

Raw materials	$271,000	$275,000
Work in process	139,000	172,000
Finished goods	66,000	20,000
	$476,000	$467,000

NOTE 3 -INVESTMENTS

The Company accounts for investments in accordance with the provisions of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Under SFAS No. 115, debt securities and equity securities that have readily determinable fair values are to be classified in three categories:

•      Held to maturity - the positive intent and ability to hold to maturity.  Amounts are reported at amortized cost and adjusted for amortization of premiums and accretion of discounts.

•      Trading securities - bought principally for the purpose of selling them in the near term.  Amounts are reported at fair value with unrealized gains and losses included in earnings.

•      Available-for-sale - not classified in one of the above categories.  Amounts are reported at fair value with unrealized gains and losses excluded from earnings and reported separately as a component of shareholders’ equity.

The Company has classified its equity investments as available-for-sale securities.  During the year ended March 31 2004, the Company invested $300,000 in mutual funds and has not recorded an unrealized gain during the year as management considers the difference between fair market value and the cost of the investment to be immaterial. Therefore, for the year ended March 31 2004, investments in available securities have been reflected in the financial statements at a cost of $300,000.

During the year ended March 31 2003, the Company invested in two Certificates of Deposits of $100,000 each with maturity dates of July 5 2004 and November 20 2004. At the year ended March 31 2004, these certificates of deposits have been classified as held to maturity investments under current assets on the balance sheet. At March 31 2003, the Company has classified these amounts as long term investments on the face of the balance sheet.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment are being depreciated and amortized on the straight-line basis over the following estimated useful lives.  Property and equipment at March 31, 2004 and 2003 consisted of the following:

	For the Period Ending
	March 31, 2004	March 31, 2003

Laboratory Equipment	$331,000	$340,000
Office Furniture, Fixtures, and Equipment	16,000	15,000
Building	321,000	322,000
Building Improvements	109,000	103,000
Total property and equipment	$777,000	$780,000
Less: Accumulated Depreciation	(437,000)	(411,000)
Property and equipment, net	$340,000	$369,000

Depreciation and amortization expenses for the years ended March 31, 2004 and 2003 was $43,000 and $43,000 respectively.

NOTE 5 –INCOME TAXES

The components of the income tax provision for the years ended March 31, 2004 and 2003 were as follows:

	2004	2003

Current	$347,000	$226,000
Deferred	—	—
Total	$347,000	$226,000

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes was as follows for the years ended March 31, 2004 and 2003:

	2004	2003

Income tax computed at federal statutory tax rate	30.4%	29.4%
State taxes, net of federal benefit	8.9%	8.8%
Total	39.3%	38.2%

Significant components of the Company’s deferred tax assets and liabilities for federal income taxes consisted of the following at March 31, 2004 and 2003:

	2004	2003
Deferred tax Assets:
Property & equipment	$2,000	$4,000

Total deferred tax assets	$2,000	$4,000

Deferred tax liabilities:
Vacation Reserve	$(13,000)	$(15,000)

Total deferred tax liabilities	$(13,000)	$(15,000)

Net deferred tax liabilities	$(11,000)	$(11,000)

NOTE 6 — MAJOR CUSTOMERS

For the fiscal year ended March 31, 2004 the Company conducted business with three customers whose sales comprised of 15%, 14%, and 12%, respectively. For the fiscal year ended March 31, 2003 the Company conducted business with three customers whose sales comprised of 18%, 15%, and 12, respectively. Their accounts receivable balances were 17%, 2%, and 32% of total accounts receivables at March 31, 2003.

NOTE 7 — MAJOR SUPPLIERS

The Company had two major suppliers that accounted for 51% and 14% of the Company’s purchases during the year ended March 31, 2004.  The Company had two major suppliers that accounted for 53% and 10% of the Company’s purchases during the year ended March 31, 2003.

NOTE 8 — PURCHASE COMMITMENTS

At March 31 2004 and 2003 the company had entered into purchase commitments with various vendors which amounted to $95,000 and $10,000 respectively.

NOTE 9 — DISTRIBUTIONS

During the years ended March 31, 2004 and 2003, the Company paid and declared dividends on its preferred stock of $95,000 and $48,000 respectively. The Company can declare a dividend of up to $0.04 per share on a non-cumulative basis and the preferred stock carries a liquidation preference of $0.50 per share in the event of either a voluntary or involuntary dissolution. As discussed in note 9, subsequent to the year ended March 31 2004, the Company was acquired by AML Communications, Inc. Under the terms of the agreement, each share of preferred stock was converted into one share of the Company’s common stock at the date of the acquisition.

NOTE 10 — STOCK OPTIONS

In 1989 the Company adopted a stock option plan, but reserved no shares of common in connection with this. Options issued under the plan have an exercise price equal to or greater than fair market value, a term of 10 years, and may be either Incentive or non-statutory stock at the discretion of the board. There was no vesting period assigned to the plan.  Instead, the vesting period was to be determined by the board at the time of grants of any options. The Company has never granted any options under the plan and upon the acquisition of the Company by AML Communications, the stock option plan was dissolved.

NOTE 11 — SEGMENT AND GEOGRAHIC DATA

The Company has one business segment, which consists of the design, manufacturing, and marketing of solid state microwave amplifiers.  Revenues for the twelve months ended March 31, 2004 and 2003 and identifiable assets as of March 31, 2004 and 2003 were as follows:

	For the year ended
	March 31,
	2004	2003
Net sales:
United States	$1,175,000	$1,102,000
Europe	101,000	147,000
Asia	395,000	176,000
Far East	86,000	—
	$1,757,000	$1,425,000

	For the year ended
	March 31,
	2004	2003
Identifiable assets from continuing operations:
United States	$2,079,000	$1,630,000
	$2,079,000	$1,630,000

NOTE 12 — SUBSEQUENT EVENT

On May 25, 2004, the Company signed a definitive agreement for the acquisition of the Company by AML Communications, Inc., a Delaware corporation (“AML”) which was completed on June 18, 2004 (“the Closing Date”). MPI was merged into the AML’s wholly owned subsidiary, with the subsidiary as the surviving entity. The total consideration for the acquisition was $3,028,000 payable by the issuance of 2,117,362 shares of the AML’s common stock at $1.43 per share in exchange for all the issued and outstanding shares of MPI stock. There was no change in MPI’s management and AML entered into employment agreements with two of MPI’s senior officers, its past President and Secretary. MPI will continue to operate as the AML’s division from its facility in Santa Clara, which is owned by MPI’s prior shareholders and leased to AML.

In connection with the acquisition, AML entered into a two-year employment agreement with Dr. Marina Bujatti, co-founder and former President of MPI, and Dr. Franco Sechi, co-founder and former corporate secretary of MPI. The two-year term will be automatically renewed on the second anniversary of the Closing Date unless either party gives notice otherwise at lease 90 days prior to such anniversary of the Closing Date.

Also in connection with the acquisition, AML entered into an interim lease and proposed lease terms (“Interim Lease”) with Microwave Holdings, LLC to lease Building 25 located at 3350 Scott Blvd., Santa Clara, CA 95054, which was MPI’s headquarters (the “Building”).  The Interim Lease contemplates that the parties will enter into a definitive two-year lease for the Building for an annual rent charge of $52,000. MPI will continue to operate as a division of AML from the Santa Clara facility, which is owned by MPI’s prior shareholders and leased to AML.

The accompanying unaduited pro forma condensed consolidated balance sheet includes the consolidated balance sheet of AML Communications, Inc and Microwave Power, Inc (MPI) as of June 30, 2004, uses the purchase method of accounting and is based on the assumptions set forth in the notes to the statement.

The accompanying unaudited pro form condensed consolidated statement of operations for the three months ended June 30, 2004, and for the twelve months ended March 31, 2004, contains the consolidated statement of operations of AML Communications, Inc. and Microwave Power, Inc (MPI). The pro forma condensed consolidated statement of operations uses the purchase method of accounting and is based on the assumptions set forth in the notes to the statement.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of AML Communications, Inc. and the notes to such statements included in Form10-KSB for the fiscal year ended March 31, 2004.